Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-
109419 of PremierWest Bancorp on Form S-8 of our report dated August 20, 2008 appearing in this Annual Report on Form 11-K of the PremierWest Bancorp 401(k)
Profit Sharing Plan as of December 31, 2007 and 2006 and for the year ended
December 31, 2007.

Portland, Oregon
August 20, 2008

805 SW Broadway, Suite 1200
Portland, OR 97205